                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               ANTEC Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               ANTEC Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                               ANTEC CORPORATION

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997

To the Stockholders of ANTEC Corporation:

     The Annual Meeting of Stockholders of ANTEC Corporation will be held at the Meadow Club, 2850 West Golf Road, Rolling Meadows, Illinois on Tuesday, May 6, 1997 at 11:30 a.m., for the purpose of electing eight directors, approving the 1997 Stock Incentive Plan, and transacting such other business as may be brought before the meeting or any adjournment(s) thereof.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided.

     The Board of Directors has fixed the close of business on March 13, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of the Company at the above address and will be available at the meeting.

     A copy of ANTEC Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 1996 is enclosed. Additional copies of the Annual Report may be obtained without charge by writing the Secretary of ANTEC Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Lawrence A. Margolis, Secretary

Rolling Meadows, Illinois
March 31, 1997

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                              OF ANTEC CORPORATION

                             TO BE HELD MAY 6, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANTEC Corporation, a Delaware corporation (the term "ANTEC" or the "Company," as used herein means the Company together with or without its subsidiaries, as the context may require). The Company's corporate headquarters is located at 2850 West Golf Road, Rolling Meadows, Illinois 60008 (telephone 847-439-4444). The Proxy Statement and form of proxy were first mailed to stockholders on or about March 31, 1997. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on May 6, 1997 at 11:30 a.m. at the Meadow Club, 2850 West Golf Road, Rolling Meadows, Illinois or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $2,500 plus expenses.

                                     VOTING

     Shares of Common Stock, $.01 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, IN FAVOR OF Proposal 1 to approve the 1997 Stock Incentive Plan (the "Incentive Plan") and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 13, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of March 13, 1997, 32,003,589 shares of Common Stock were outstanding. Each holder of Common Stock is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by a plurality of the votes of the shares represented at the meeting, and the adoption of Proposal 1 to approve the Incentive Plan will be determined by the majority of the votes cast at the meeting. Shares represented at the meeting which abstain from voting, or in the case of directors, withhold votes will be counted in determining the presence of a quorum but will not affect the election of directors, and will be counted against the adoption of Proposal 1 to approve the Incentive Plan, unless such abstention is by virtue of a "broker non-vote."

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below, all of whom presently serve on the Board of Directors, to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of ANTEC's by-laws. The current number of directors has been set by the Board at eight.

     The following table sets forth the name and age as of March 13, 1997 of each nominee of the Company, the year such person was first elected as a director, his position with the Company, his or her principal occupation(s) during at least the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                                          PRESENT PRINCIPAL OCCUPATION OR
                                                        EMPLOYMENT; MATERIAL POSITIONS HELD
                NAME & AGE                                     DURING PAST FIVE YEARS
                ----------                              -----------------------------------
Rod F. Dammeyer, 56.......................    Director of the Company since 1993; President and
                                              Director since 1985, and Chief Executive Officer since
                                              1993 of Anixter International Inc. a provider of
                                              networking and cabling solutions; Managing Director of
                                              EGI Corporate Investments, a diversified management and
                                              investment company, since 1996; Director of Lukens,
                                              Inc., Falcon Building Products, Inc., Capsure Holdings
                                              Corp., IMC Global Inc., Revco D.S., Inc., Jacor
                                              Communications, Inc., Teletech Holdings, Inc. and Sealy
                                              Corporation; and Trustee of Van Kampen American Capital,
                                              Inc. closed-end mutual funds and series trusts.
John M. Egan, 49..........................    Director since 1993 and Chairman since 1997 of the
                                              Company, President and Chief Executive Officer of the
                                              Company and its predecessors since 1980.
James L. Faust, 55........................    Director of the Company since 1995; Executive Vice
                                              President, International of the Company since 1995.
                                              During 1989-1994 he held various executive positions
                                              with General Instrument Corporation. Director of
                                              Cabletel Communications Corporation since 1996.
William H. Lambert, 60....................    Director and an employee of the Company since 1997;
                                              Chairman, President and Chief Executive Officer of TSX
                                              Corporation from 1988 to 1997.
John R. Petty, 66.........................    Director of the Company since 1993; Chairman of Nippon
                                              Credit Trust Company, a bank, since 1990; Chairman of
                                              Federal National Payables Inc., a factoring company,
                                              since 1992; Private investor since 1988; Chairman and
                                              Chief Executive Officer of Marine Midland Banks, Inc.
                                              from 1983 to 1988; Director of Anixter International
                                              Inc.
Bruce Van Wagner, 71......................    Director since 1993 and Chairman of the Company from
                                              1993 to 1997; Vice Chairman in 1992 and Chairman from
                                              1987 to 1992 of Anixter Inc., subsidiary of Anixter
                                              International Inc., a provider of networking and cabling
                                              solutions.

Mary Agnes Wilderotter, 42................  Director of the Company since 1993; President and Chief Executive
                                            Officer of Wink Communications, a developer of software and systems for interactive video, since 1997; Executive Vice President of AT&T
                                            Wireless Services from 1995 to 1997; Regional President of
                                            California/Nevada/Hawaii region and Senior Vice President from 1991 to October 1995 of McCaw Cellular Communications, Inc., a provider of personal communications services.
Samuel K. Skinner, 58.....................  Director of the Company since 1995; President and Director of Unicom
                                            Corp., an electrical utilities company, since 1993; Director of LTV
                                            Corporation; Chief of Staff to the President of the United States
                                            from 1992 to 1993; United States Secretary of Transportation from
                                            1989 to 1992.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Mrs. Wilderotter (Chairperson), Messrs. Petty and Skinner provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held two meetings in 1996.

     The Compensation Committee, currently consisting of Mr. Dammeyer (Chairperson), Mrs. Wilderotter and Mr. Skinner, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held one meeting in 1996.

     The Executive Committee, currently consisting of Messrs. Dammeyer, Egan and Van Wagner (Chairperson), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings, and to the extent desired, serves as the nominating committee for the Board of Directors. The Executive Committee held no meetings in 1996.

     The Board of Directors held six meetings in 1996. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                         COMPENSATION AWARDS
                                       ANNUAL COMPENSATION             -----------------------
                              --------------------------------------   RESTRICTED   SECURITIES
      NAME AND                                            OTHER          STOCK      UNDERLYING        ALL OTHER
 PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)    OPTIONS(#)    COMPENSATION($)(2)
 ------------------    ----   ---------   --------   ---------------   ----------   ----------    ------------------
John M. Egan.........  1996    441,400    433,440                                    112,000            2,375
  Chief Executive      1995    430,000    129,000         55,583                      56,000            2,310
  Officer              1994    400,000    420,000                                                       1,065
Lawrence A.
  Margolis...........  1996    253,400    171,046                                     40,000            2,375
  Executive Vice       1995    210,000     63,000                                     20,000            2,310
  President, Chief     1994    185,000    180,000                                                       1,065
  Financial Officer
James L. Faust.......  1996    253,400    161,898                                     50,000            2,375
  Executive Vice       1995    210,000    157,500                        246,875(1)   75,000            1,969
  President, Int'l
Gordon E.
  Halverson..........  1996    170,000     75,262                                     20,000               --
  Executive Vice       1995    135,000     55,000                                     10,000               --
  President, Sales     1994    125,000    130,000
James A. Bauer.......  1996    161,500     98,886                                     20,000            2,375
  Senior Vice          1995    128,800     35,000                                     10,000            2,310
  President, Comm.     1994    100,000     75,000                                                       1,086
  and Admin.

-------------------------
(1) Represents the value of 12,500 shares of Common Stock granted in 1995 in connection with his initial employment. One third of the shares vest each January 1, beginning January 1, 1996. Subject to forfeiture for nonvesting, grantee is entitled to any dividends declared on the stock. At December 31, 1996, the 8,334 unvested shares had a value of $75,000.

(2) Represents contributions by the Company to the employee savings plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS(1)
                                --------------------------                                 POTENTIAL REALIZABLE VALUE
                                NUMBER OF      % OF TOTAL                                   AT ASSUMED ANNUAL RATES
                                SECURITIES      OPTIONS                                          OF STOCK PRICE
                                UNDERLYING     GRANTED TO                                   APPRECIATION FOR OPTION
                                 OPTIONS      EMPLOYEES IN    EXERCISE OR       DATE                TERM(2)
                                 GRANTED         FISCAL       BASE PRICE         OF        --------------------------
NAME                               (#)            YEAR          ($/SH)       EXPIRATION      5%($)          10%($)
----                            ----------    ------------    -----------    ----------      -----          ------
John M. Egan................     112,000           19%          $15.60         1/01/03       $711,200      $1,657,600
Lawrence A. Margolis........      40,000            7           $15.60         1/01/03        254,000         592,000
James L. Faust..............      50,000            9           $15.60         1/01/03        317,500         740,000
Gordon E. Halverson.........      20,000            3           $15.60         1/01/03        127,000         296,000
James A. Bauer..............      20,000            3           $15.60         1/01/03        127,000         296,000

-------------------------
(1) One-third of options become exercisable on each anniversary of grant, beginning January 1, 1998.

(2) These numbers are for presentation purposes only and are not predictions of future stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                 NUMBER OF
                                                                                SECURITIES         VALUE OF
                                                                                UNDERLYING        UNEXERCISED
                                                                                UNEXERCISED      IN-THE-MONEY
                                                                                OPTIONS AT        OPTIONS AT
                                                                                 FY-END(#)         FY-END($)
                                         SHARES ACQUIRED ON       VALUE        EXERCISABLE/      EXERCISABLE/
                                            EXERCISE(#)        REALIZED($)     UNEXERCISABLE     UNEXERCISABLE
                                         ------------------    -----------     -------------     -------------
John M. Egan.........................               0                  0      232,700/284,350         0/0
Lawrence A. Margolis.................               0                  0       78,634/ 99,316         0/0
James L. Faust.......................               0                  0            0/125,000         0/0
Gordon E. Halverson..................               0                  0       53,600/ 56,800         0/0
James A. Bauer.......................               0                  0       13,333/ 36,667         0/0

                             PENSION PLAN TABLE(1)

                                                     ESTIMATED BENEFIT BASED ON YEARS OF SERVICE
                                         --------------------------------------------------------------------
 REMUNERATION                               10          15          20          25          30          35
 ------------                               --          --          --          --          --          --
   $  150,000 .......................    $ 17,708    $ 26,561    $ 35,415    $ 44,269    $ 53,123    $ 53,123
      200,000 .......................      24,208      36,311      48,415      60,519      72,623      72,623
      250,000 .......................      30,708      46,061      61,415      76,769      92,123      92,123
      300,000 .......................      37,208      55,811      74,415      93,019     111,623     111,623
      350,000 .......................      43,708      65,561      87,415     109,269     131,123     131,123
      400,000 .......................      50,208      75,311     100,415     125,519     150,623     150,623
      450,000 .......................      56,708      85,061     113,415     141,769     170,123     170,123
      500,000 .......................      63,208      94,811     126,415     158,019     189,623     189,623
      550,000 .......................      69,708     104,561     139,415     174,269     209,123     209,123
      600,000 .......................      76,208     114,311     152,415     190,519     228,623     228,623
      650,000 .......................      82,708     124,061     165,415     206,769     248,123     248,123
      700,000 .......................      89,208     133,811     178,415     223,019     267,623     267,623

-------------------------
(1) Above amounts are annual straight-line annuity amounts (which are not reduced for Social Security benefits) payable upon retirement at age 65 under the Company's funded defined benefit pension plan and an unfunded supplementary defined benefit pension plan. The benefits are determined by the average of the five highest consecutive years of salary and bonus during an employee's last ten years of service. (Bonus is attributable to the year in which it is paid not the year for which it is accrued. Thus, the covered remuneration for 1996 was the salary for 1996 and the bonus accrued for 1995 in the "Summary Compensation Table.") As of December 31, 1996, Messrs. Egan, Margolis, Halverson, Bauer and Faust has approximately 23, 14, 28, 3 and 1 years of service, respectively.

                              COMPENSATION OF DIRECTORS

     Non-employee directors are paid annual retainers of $18,000 plus fees of $1,000 for each board meeting attended, $750 for each committee meeting attended and a $2,500 annual retainer for committee chairpersons. Directors are reimbursed for any expenses they incur in attending meetings. Each director not granted options under the Company's Employee Stock Incentive Plan is granted each January 1, an option to purchase 2,500 shares of Common Stock for the average closing price for the ten trading days preceding the date of grant.

     Mr. Van Wagner was a consultant to the Company in 1996. He was granted an option to purchase 25,000 shares of Common Stock for $15.60 per share for his services in 1996.

     In connection with the merger with TSX Corporation on February 6, 1997, Mr. Lambert agreed to continue his employment at his salary of $400,000 for an additional nine months. Mr. Lambert's prior employment agreement with TSX carries forward to that date at which time he will be entitled to the termination and other benefits provided by that contract.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Egan, Margolis, Faust and Halverson. The agreements obligate the officers to continue to serve the Company and for the Company to continue to employ the officers until the agreements are terminated by the required prior notice or for cause or good reason as defined in the agreements. The required prior notice is two years in the case of Mr. Egan and one year in the case of the other officers. These agreements provide for the vesting of options and for the continuation of employment benefits (including salaries and bonuses) for the time period otherwise required to terminate the agreements by prior notice in the event that the officers terminate the agreements and their employment for good reason. Good reason includes "Change of Control" which occurs if (i) a person other than Anixter International Inc. controls more than 25% of the Company's voting securities and the securities so controlled are greater in number than those controlled by Anixter International Inc. or (ii) a person other than Samuel Zell, Ann Lurie and Sheli Rosenberg controls more than 25% of Anixter International Inc. voting securities and the securities so controlled are greater in number than those controlled by Mr. Zell and Mmes. Lurie and Rosenberg. The agreements also prohibit each officer from working for a competitor until the expiration of the above time periods. The agreements provide for minimum salaries equal to current salaries, and for the Company to determine annual bonus opportunities targeted at 75% of salary for Mr. Egan and 50 or 60% of salary for the other officers.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors for 1996 were Bernard Brennan and Dammeyer. Mr. Brennan was a director and Mr. Dammeyer is a director and the President and Chief Executive Officer of Anixter International Inc.

     The Company shares the costs of certain insurance policies with Anixter International Inc. The amount allocated to the Company in 1996 for these costs was approximately $0.3 million. The Company rents a facility from an affiliate of Samuel Zell, and Ann Lurie under a lease providing for annual rental payments of approximately $0.4 million which runs through 1999. Mr. Zell and Mrs. Lurie are beneficiaries and trustees of trusts which are general partners in partnerships holding, together with the direct holdings of these individuals, approximately 22% of the stock of Anixter International Inc. of which Mr. Zell is the Chairman and a director.

     The Company, Anixter International Inc., its subsidiary Anixter Inc. have, in connection with the completion of the creation in July 1993 of the Company from a division of Anixter Inc., entered into agreements providing for, among other things, indemnification of Anixter Inc. by the Company and indemnification of the Company by Anixter Inc., in each case for certain liabilities. The Company has entered into a registration rights agreement with Anixter International Inc. under which the Company, under certain circumstances, must register under the Securities Act its shares of Common Stock for sale to the public and must indemnify it for certain liabilities.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     To assure the continued services of its key officers, the Company has entered into employment agreements with its officers, including Messrs. Egan, Margolis, Faust and Halverson. The salaries and bonus opportunities specified in these agreements, see "Employment Contracts and Termination of Employment and Change-In-Control Arrangements," were determined after reviewing publicly available information on the compensation practices of cable companies and distributors and manufacturers of sophisticated electronic products. (No attempt was made to limit these companies to the companies in the published industry index used in the "Performance Graph.") However, because of the differences in size and business between these companies and the Company, the salaries and bonus opportunities specified in the employment agreements were subjectively determined to be within the Committee's goal of salaries within the median of the range paid by others for comparable positions and bonus opportunities within the high end of the range provided by others for comparable positions.

     Option grants to executive officers in 1996 were determined by taking a percentage of salary and bonus and dividing that amount by the value of the options. The percentages were set by the Committee in the same manner as other components of compensation. These percentages were not affected by previous grants.

     Mr. Egan's bonus of $433,440 for 1996 represented 134% of his agreed target bonus of 75% of his salary compensation for 1996. His target bonus was based 80% on attainment of budgeted earnings and 20% on the subjective assessment of the Committee. Eighty-five percent of Mr. Egan's 1996 award was due to the Company exceeding the targets for net income and net income as a percentage of sales in 1996.

     Approximately eighty percent of the 1996 bonuses of the other executive officers was determined by the performance of the Company as described above.

     The components of executive officer compensation related to the performance of the Company are the portions of the annual bonus awards based on financial performance and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

       Mary Agnes Wilderotter       Rod F. Dammeyer      Samuel K. Skinner

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's stock since September 17, 1993, the day the Company's stock was first publicly traded, through December 31, 1996, with the Standard & Poor's 500 and the Index of NASDAQ U.S. Stocks of entities in the industry of electronics and electrical equipment and components, exclusive of computer equipment, (SIC 3600-3699), prepared by the Center for Research in Securities Prices ("CRSP Peer Index"). The stock performance graph assumes the investment of $100 on September 17, 1993 and the reinvestment of all dividends.

         Measurement Period               ANTEC Cor-                          CRSP Peer
        (Fiscal Year Covered)              poration          S&P 500            Index
9/17/93                                           100.0            100.00            100.00
12/31/93                                          104.2             102.3             101.9
12/31/94                                           76.6             103.6             110.4
12/31/95                                           75.0             142.9             173.0
12/31/96                                           37.5             176.2             257.8

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 13, 1997, certain information with respect to the Common Stock of the Company that may be deemed to be beneficially owned by each director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                COMMON           PERCENT OF
                NAME OF BENEFICIAL OWNER(1)                      STOCK           CLASS(12)
                ---------------------------                     ------           ----------
James A. Bauer.............................................       21,637(2)         *
Rod F. Dammeyer............................................        7,500(3)(4)      *
John M. Egan...............................................      372,691(5)         1.0%
James L. Faust.............................................       43,556(6)         *
Gordon E. Halverson........................................       85,065(7)         *
William H. Lambert.........................................      603,000(8)         1.6%
Lawrence A. Margolis.......................................      133,430(9)         *
John R. Petty..............................................        7,500(3)(4)      *
Samuel K. Skinner..........................................        2,500(10)        *
Bruce Van Wagner...........................................      201,000(11)        *
Mary Agnes Wilderotter.....................................        8,700(4)         *
All directors and executive officers as a group including
  the above-named persons..................................    1,582,176            4.0%

-------------------------
  * Percentage of shares beneficially owned does not exceed one percent of the class.

 (1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

 (2) Includes 16,666 shares obtainable pursuant to options exercisable within 60 days of the date of this table ("currently exercisable options").

 (3) Excludes 7,113,500 shares owned by Anixter International Inc. of which Mr. Dammeyer is a director, President and Chief Executive Officer and Mr. Petty is a director. Messrs. Dammeyer and Petty disclaim beneficial ownership of these shares of Common Stock.

 (4) Includes 7,500 shares obtainable pursuant to currently exercisable options.

 (5) Includes 367,716 shares obtainable pursuant to currently exercisable options.

 (6) Includes 25,000 shares obtainable pursuant to currently exercisable options.

 (7) Includes 83,733 shares obtainable pursuant to currently exercisable options.

 (8) Includes 600,000 shares obtainable pursuant to currently exercisable options.

 (9) Includes 124,617 shares obtainable pursuant to currently exercisable options.

(10) Includes 2,500 shares obtainable pursuant to currently exercisable options.

(11) Includes 9,000 shares owned by Mr. Van Wagner's wife. Mr. Van Wagner disclaims beneficial ownership of these shares of Common Stock. Includes 167,000 shares obtainable pursuant to currently exercisable options.

(12) All currently exercisable options deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 13, 1997 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

                                           NAME AND ADDRESS OF            AMOUNT AND NATURE OF   PERCENT
        TITLE OF CLASS                      BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
        --------------                     -------------------            --------------------   --------
Common.........................  Anixter International Inc.(1)                 7,113,500           18.5%
                                 Two North Riverside Plaza
                                 Chicago, Illinois 60606
Common.........................  Tele-Communications, Inc.(2)                  7,181,339           18.3%
                                 Terrace Tower II
                                 5619 DTC Parkway
                                 Englewood, Colorado 80111
Common.........................  The Capital Group Companies, Inc.             2,890,000(3)         7.5%
                                 333 South Hope Street
                                 Los Angeles, California 90071
Common.........................  State of Wisconsin                            1,934,800(4)         5.0%
                                 Investment Board
                                 P.O. Box 7842
                                 Madison, Wisconsin 53707
Common.........................  LGT Asset Management, Inc.                    2,359,800(5)         6.1%
                                 50 California, 27th Floor
                                 San Francisco, California 94111

-------------------------
(1) Samuel Zell and Ann Lurie are beneficiaries and trustees of trusts which are general partners in partnerships holding, together with the direct holdings of these three individuals, approximately 22% of the stock of Anixter International, Inc. Mr. Zell and Mdms. Lurie and Rosenberg disclaim beneficial ownership of the shares of ANTEC held by Anixter International Inc.

(2) According to Amendment Number 3 to Schedule 13D filed with the SEC on November 26, 1996, the beneficial ownership of TCI includes 854,339 shares of ANTEC common stock that TCI may acquire pursuant to stock option agreements between TCI and ANTEC, which options were granted pursuant to the terms and conditions of the TCI Investment Agreement.

(3) According to a 13G, dated February 12, 1997.

(4) According to a 13G, dated January 16, 1997.

(5) According to a 13G, dated February 7, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and Anixter International Inc. and the Company and an affiliate of Samuel Zell and Ann Lurie, see "Compensation Committee Interlocks and Insider Participation."

     For a description of transactions with Messrs. Lambert and Van Wagner, directors of the Company, see "Compensation of Directors."

     The Company loaned $100,000 to John Egan, its President and Chief Executive Officer, in 1980 and an additional $50,000 in 1983. Although these loans are interest-free and have no stated maturity date, Mr. Egan is currently making monthly payments to the Company to reduce the outstanding balance on these loans. As of December 31, 1996, the balance due on the loans was $113,200.

     Tele-Communications, Inc. ("TCI") is the Company's largest customer. In 1996, the Company received $114.2 million from TCI for goods and services it furnished TCI. The Company has entered into a registration rights agreement with TCI under which the Company, under certain circumstances, must register under the Securities Act its shares of common stock for sale to the public and must indemnify it for certain liabilities.

                                   PROPOSAL 1

                     APPROVAL OF 1997 STOCK INCENTIVE PLAN.

     The Company's 1997 Stock Incentive Plan (the "Incentive Plan") has been adopted by the Board of Directors subject to the approval of the stockholders at this meeting.

     The purpose of the Incentive Plan is to facilitate the hiring, retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate or by the Board itself (the "Commitee"). Any key employee, director, or active consultant of the Company and its subsidiaries and its parent is eligible to receive a grant under the Incentive Plan. The determination of the persons within these categories, which encompass all officers, including those named in the Summary Compensation Table, to receive grants and the terms and the form and level of grants will be made by the Committee. There are currently 100 participants in the previous stock incentive plans of the Company. Awards under the Incentive Plan may be in the form of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options. The exercise price of any option or stock appreciation right can not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant. In previous grants, the exercise price of stock options has been fair market value at the time of the grant and it is anticipated that this will continue to be the case in the absence of special circumstances. No more than 20% of the Shares may be awarded in a form other than options or stock appreciation rights unless such Shares are in payment of compensation earned or due at the time of the award or within one year thereof.

     As proposed to be amended, a total of 3,750,000 shares of the Company's Common Stock ("Shares") may be issued pursuant to the Incentive Plan. This number will be adjusted for stock splits, spinoffs, extra-ordinary cash dividends and similar events. The Shares may be newly issued Shares or Shares acquired by the Company. No person may be granted in any period of two consecutive calendar years, awards under the Incentive Plan covering more than 1,000,000 Shares.

     The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Incentive Plan or the terms of any grant except that, without the approval of stockholders, no such revision or amendment may change the number of Shares covered by or specified in the Incentive Plan, expand those eligible for grants under the Incentive Plan or change the qualification for membership on the Committee.

     Generally, under present federal tax laws, a grant of a stock option under the Incentive Plan should create no tax consequences for a participant. Generally, the Company will be entitled to tax deductions at the time and to the extent that participants recognize ordinary income. (In some cases, the Company might not be entitled to this deduction to the extent the amount of such income, together with other compensation received by that person from the Company, exceeds $1 million in any one year.) Upon exercise of an option which is not an incentive stock option (an "ISO") within the meaning of Section 422 of the Code, a participant will be taxed on the excess of the fair market value of the Shares on the date of exercise over the exercise price. A participant will generally have no taxable income upon exercising as ISO. If the participant does not dispose of Shares acquired pursuant to the exercise of an ISO within two years of the grant or one year of the exercise; any gain or loss realized on their subsequent disposition will be capital gain or loss; and the Company will not be entitled to a tax deduction. If such holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Shares on the date of exercise (or, if less, the amount realized upon disposition) over the option price and the Company will be entitled to a tax deduction. Any remaining gain is taxed as long or short term capital gain.

     Under new accounting rules, the impact options would have on earnings of the Company if their value were treated as compensation expense will be shown in a footnote to the Company's financial statements.

     Options granted pursuant to the current stock incentive plans of the Company at the beginning of 1997 were as follows:

                                                               NUMBER OF SHARES
                                                              COVERED BY OPTIONS
                          OPTIONEE                             GRANTED IN 1997
                          --------                            ------------------
John M. Egan................................................       110,000
Lawrence A. Margolis........................................        50,000
James L. Faust..............................................        50,000
Gordon E. Halverson.........................................        25,000
James A. Bauer..............................................        25,000
All executive officers, including above named persons.......       312,000
All directors who are not executive officers................        12,500
All employees, other than those who are executive
  officers..................................................       464,000

     Options granted to employees have exercise prices of $10.875 per Share, vest annually in thirds beginning the second anniversary of the grant, and expire in seven years or sooner in certain circumstances. Options granted nonemployee directors have exercise prices of $9.23 per Share, vest in six months and expire in seven years or sooner in certain circumstances. The last reported sales price of the Common Stock on March 13, 1997 was $9.00 per Share.

                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE "FOR" PROPOSAL 1.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors of the Company for 1997. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal offices by November 30, 1997 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 1998 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

March 31, 1997

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Lawrence A. Margolis
                                          Lawrence A. Margolis, Secretary

                              ANTEC CORPORATION

                     PROXY SOLICITED BY AND ON BEHALF OF
                            THE BOARD OF DIRECTORS


        The undersigned hereby appoints John M. Egan, Lawrence A. Margolis and Daniel J. Distel and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of ANTEC Corporation to be held at 11:30 a.m., central time, May 6, 1997, at the Meadow Club, 2850 West Golf Road, Rolling Meadows, Illinois, and at any adjournments thereof, all of the shares of Common Stock of ANTEC Corporation in the name of the undersigned on the record date.

        This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE APPROVAL OF THE COMPANY'S 1997 STOCK INCENTIVE PLAN.

                     (Continued and to be dated and signed on the reverse side.)


                                                    ANTEC CORPORATION
                                                    P.O. BOX 11355
                                                    NEW YORK, N.Y. 10203-0355


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER, IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED
PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" APPROVAL OF THE 1997 STOCK INCENTIVE PLAN.

1. Election of Directors:  FOR all nominees [X]      WITHHOLD AUTHORITY to vote    [X]     * EXCEPTIONS  [X]
                           listed below              for all nominees listed below


Nominees:  William H. Lambert, Rod F. Dammeyer, John M. Egan, James L. Faust, John R. Perry, Bruce Van Wagner, Mary Agnes
           Wilderotter and Samuel K. Skinner

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

* Exceptions
           ------------------------------------------------------------------------------------------------------------------------

2. Proposal 1. Approval of Company's 1997 Stock Incentive Plan.        3. In their discretion, such other matters as properly
                                                                          may come before the meeting or any adjournment(s) thereof.


FOR [X]            AGAINST [X]            ABSTAIN [X]


                                                                                                        Change of Address and   [X]
                                                                                                        or Comments Mark Here


                                                                                 IMPORTANT:  Please date this proxy and sign exactly
                                                                                 as your name appears herein.  If stock is held
                                                                                 jointly, both holders should sign.  Executors,
                                                                                 administrators, trustees, guardians and officers
                                                                                 signing in a representative capacity should give
                                                                                 full title.

                                                                                 Dated:                                   , 1997
                                                                                         ---------------------------------

                                                                                 ---------------------------------------------------
                                                                                             (Signature of Stockholder)

                                                                                 ---------------------------------------------------
                                                                                             (Signature if held jointly)

                                                                                 Votes MUST be indicated  [ ]
                                                                                 (x) in Black or Blue ink.

Please Sign, Date and Return Proxy Promptly Using the Enclosed Envelope.

                              ANTEC CORPORATION

                          1997 STOCK INCENTIVE PLAN



        1. PURPOSE AND EFFECTIVE DATE. ANTEC Corporation (the "Company") has established this 1997 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be March 19, 1997 subject to the approval of the Company's shareholders at the 1997 Annual Meeting.

        2. ADMINISTRATION. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

        3. SHARES SUBJECT TO PLAN. A total of 3,750,000 shares of Common Stock of the Company ("Shares"), par value $.01 per share may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

        4. ELIGIBILITY. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 1,000,000 Shares.

        5. AWARDS. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

        (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

        (b) The exercise price of any option or stock appreciation right shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, except that such minimum option price may be reduced (but not below par value) in the case of options granted in consideration of a reduction in compensation by the amount of such reduction.

        (c) No more than 20% of the Shares may be awarded in a form other than options or stock appreciation rights unless such Shares are in payment of compensation earned or due at the time of the award or within one year thereof.

        6. ADMINISTRATION OF THE PLAN. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan or expand those eligible for grants under the Plan.



                                      2